EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-106881) pertaining to the First Cash 401(k) Profit Sharing Plan of our report dated June 25, 2012, with respect to the financial statements and schedule of the First Cash 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

/s/ Stovall Grandey & Allen LLP

Fort Worth, Texas

June 25, 2012